Exhibit 10.2
THIRD AMENDMENT TO LEASE
     This Third Amendment to Lease (this “Third Amendment”), made as of the 11th day of May, 2010, by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company (“Landlord”) and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H :
     WHEREAS, Landlord and Tenant are parties to a Lease dated as of September 26, 2003, as amended by a First Amendment to Lease dated March 16, 2006 between Landlord (as successor to Three Hundred Third Street LLC), and Tenant (as successor to Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Tenant and was formerly known as Alnylam Pharmaceuticals, Inc. (the “Original Tenant”), pursuant to an Assignment of Lease dated February 28, 2006 between Original Tenant and Tenant), and by a Second Amendment to Lease between Landlord and Tenant dated June 26, 2009 (as so amended, the “Lease”); and
     WHEREAS, pursuant to the Lease, Landlord leases to Tenant certain premises within the building known and numbered as 300 Third Street, Cambridge, Massachusetts (the “Building”), which premises include but are not limited to space on the second, third and fourth floors of the Building and are more particularly described in the Lease (the “Alnylam Premises”); and
     WHEREAS, Tenant desires to add to the Alnylam Premises demised under the Lease the space on Level 01 consisting of approximately 33,529 square feet (the “First Floor Premises”), the acid neutralization room on Level P-2 consisting of approximately 185 square feet (the “2010 Acid Neutralization Room”) and the chemical storage room on Level P-1 consisting of approximately 300 square feet (the “300 SF Chemical Storage Room,” which together with the 2010 Acid Neutralization Room and the First Floor Premises is referred to herein as the “Additional Premises”) and otherwise to amend the Lease in certain particulars; and
     WHEREAS, Landlord currently leases the Additional Premises to Archemix Corp., (“Archemix”) pursuant to a Lease, dated April 11, 2005 by and between Three Hundred Third Street LLC, a Delaware limited liability company, the predecessor-in-title to Landlord, and Tenant, as amended by a First Amendment to Lease dated July 9, 2006, a Second Amendment to Lease dated October 31, 2007 and a Third Amendment to Lease dated June 26, 2009 (as so amended, the “Archemix Lease”), and Landlord anticipates exercising its right pursuant to the Archemix Lease to recapture the Additional Premises; and
     WHEREAS, Landlord and Tenant have agreed to amend the Lease to, among other things, add the Additional Premises to the Alnylam Premises when Landlord recaptures the Additional Premises and the Archemix Lease is terminated, all as more particularly provided below.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

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     1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. In the event of any inconsistency between the Lease and this Third Amendment, the provisions of this Third Amendment shall control, and all other provisions of the Lease shall remain in full force and effect.
     2. Additional Premises Commencement Date. The “Additional Premises Commencement Date” shall be the later of: (a) October 1, 2010, or (b) the date that Landlord delivers the Additional Premises free of any prior tenant or occupant. The “Additional Premises Rent Commencement Date” shall be the Additional Premises Commencement Date.
     3. Modifications to Lease. Landlord and Tenant agree to amend the Lease to add the Additional Premises to the Alnylam Premises as provided in this Third Amendment. Effective as of the Additional Premises Commencement Date, the Lease is hereby modified as follows:
          (a) Article 1D entitled “Premises” is hereby deleted in its entirety and replaced with the following:

D. Premises:	Square feet (Rentable): A total of approximately 129,424 square feet comprised of (a) 33,529 square feet on Level 01 (the “First Floor Premises”), (b) 33,022 square feet on Level 02 (the “Second Floor Premises”), (c) 32,537 square feet on Level 03 (the “Third Floor Premises”), (d) 28,428 square feet on Level 04 (the “Fourth Floor Premises”), and (e) 185 square feet relating to one acid neutralization room (the “2003 Acid Neutralization Room”), 300 square feet relating to a Level P-1 chemical storage room (the “300 SF Chemical Storage Room”) 366 square feet relating to the rooftop penthouse, 185 square feet relating to a second acid neutralization room (the “2010 Acid Neutralization Room”), 365 square feet relating to one Level P-1 chemical storage room (the “365 SF Chemical Storage Room”) and 507 square feet relating to a third Level P-1 chemical storage room (the “507 SF Chemical Storage Room”) (the rooftop penthouse, 2003 Acid Neutralization Room, 2010 Acid Neutralization Room 365 SF Chemical Storage Room, 507 SF Chemical Storage Room and 300 SF Chemical Storage Room are hereinafter collectively referred to as the “Peripheral Spaces”).
          (b) The Additional Premises, the 2010 Acid Neutralization Room and the 300 SF Chemical Storage Room are shown on Exhibit A attached hereto and made a part hereof, which Exhibit A is hereby attached to and made a part of the Lease.

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     (c) Article 1K entitled “Monthly Rent” is hereby amended so that beginning on the Additional Premises Commencement Date the Monthly Rent for the entire Alnylam Premises shall be as set forth in the table below:

	ANNUAL	MONTHLY	RATE PER SQUARE
PERIOD	RENT	RENT	FOOT[1]
For the Additional Premises, from the Additional Premises Rent Commencement Date through October 9, 2011, and for all portions of the Premises other than the Additional Premises, from July 1, 2009 through October 9, 2011	$5,055,301.84	$421,275.15	Set forth in Footnote 1 below
October 10, 2011 through September 30, 2012	$5,307,678.24	$442,306.52	$41.01 per square foot
October 1, 2012 through September 30, 2013	$5,519,933.60	$459,994.47	$42.65 per square foot
October 1, 2013 through September 30, 2014	$5,741,248.64	$478,437.39	$44.36 per square foot
October 1, 2014 through September 30, 2015	$5,970,329.12	$497,527.43	$46.13 per square foot
October 1, 2015 through September 30, 2016	$6,209,763.52	$517,480.29	$47.98 per square foot
     (d) The first sentence of Article 1N of the Lease is hereby deleted and replaced with the following (it being understood that the second sentence of Article 1N is unchanged):
           N. Tenant’s Pro Rata Share:           98.32%

[1]	The rental rates per square foot are set forth below for the Additional Premises, from the Additional Premises Rent Commencement Date through October 9, 2011, and for all portions of the Premises other than the Additional Premises, from July 1, 2009 through October 9, 2011:

PORTION OF PREMISES	RATE PER SQUARE FOOT
Level 03, Suite 300	$45.50
Roof and Chem. Suite 300A	$45.50
Level 04, Suite 401	$45.50
Suite 402 (First Amendment)	$11.95
Level 02, Suite 200 and 507 SF Chemical Storage Room	$45.00
Level 01, 2010 Acid Neutralization Room and 300 SF Chemical Storage Room	$39.06

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          (e) Article 1R entitled “Parking Fee/Parking Spaces” is hereby deleted in its entirety and replaced with the following:

R. Parking Fee:	Fair market parking rates, as adjusted from time to time. As of the Additional Premises Commencement Date the Parking Fee shall be $215.00 per space per month, subject to future adjustment in accordance with the Lease.
                      Parking Spaces: 139 non-reserved spaces.
          (f) Article 32 of the Lease title “Expansion to First Floor” is hereby deleted.
     4. Delivery; Condition of Additional Premises. If Landlord fails to deliver the Additional Premises on or before October 1, 2010 for any reason beyond Landlord’s control (including without limitation the continued occupancy of all or any part of the Additional Premises by a prior occupant thereof or any holding over by Archemix following the delivery by Landlord of the notice of recapture under the Archemix Lease of the Additional Premises), such failure shall not give rise to any liability of Landlord hereunder, and shall not affect the full force and validity of this Third Amendment, provided that the Additional Premises Rent Commencement Date and Additional Premises Commencement Date shall be delayed with respect to only the Additional Premises until the date that Landlord delivers the Additional Premises free of any prior tenant or occupant. Nothing herein shall affect the obligations of Tenant to pay Monthly Rent with respect to all other portions of the Alnylam Premises and to pay all other amounts due under the Lease.
     Tenant acknowledges and agrees that no promise of Landlord to alter, remodel, repair or improve the Additional Premises and no representation, either expressed or implied, respecting any matter or thing relating to the Additional Premises (including the condition of the Additional Premises) has been made by Landlord to Tenant. The Additional Premises shall be delivered by Landlord and accepted by Tenant in “as is” condition, except that the Additional Premises shall be in broom clean condition and Landlord shall cause its third-party environmental consultant, ENVIRON International Corporation, or its affiliate, to audit the decommissioning of the Additional Premises and perform or cause to be performed such decommissioning services as may be required so that Environ is able to issue a written report stating that the Premises are suitable for re-tenancy by another life sciences company (the “Environ Report”). The Environ Report shall also describe the methods employed in the decommissioning work. Landlord shall provide Tenant a copy of the Environ Report and a letter agreement from Environ that when signed by Tenant permits Tenant to rely on the Environ Report.
     5. Subleasing. Landlord agrees that it will provide its written consent (the “Sublease Consent”) to a sublease of the Additional Premises by Tenant to sanofi-aventis U.S., Inc. (“Sanofi”) that is substantially consistent with the terms of the letter of intent attached to this Third Amendment as Exhibit B (the “Proposed Sublease”), which Sublease Consent shall be on Landlord’s standard form of Consent to Sublease and include, among other things, the following:

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     (a) That Landlord neither approves nor disapproves the terms, conditions and agreements contained in the sublease, all of which shall be subordinate and subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Additional Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Additional Premises and all laws, ordinances and regulations now or hereafter affecting the Additional Premises.
     (b) That nothing contained in the Sublease Consent or in the sublease shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease.
Tenant and Landlord agree that 100% of the Excess Income (as defined under the Lease) from a sublease of the Additional Premises through December 31, 2011 shall be paid to Landlord, except if Tenant subleases to Sanofi, in which event 100% of the Excess Income from such sublease to Sanofi shall be paid to Landlord through the term of such sublease to Sanofi and any extension thereof. For clarity, if (i) Sanofi occupies the Additional Premises after December 31, 2011, (ii) such occupancy is a result of holding over past the term of the sublease (rather than an extension of the term of the sublease, whether by exercise by Sanofi of its 3-month renewal option as set forth in Exhibit B or by mutual agreement between Sanofi and Tenant to extend the original term for up to 3 months), and (iii) Tenant receives one or more payments from Sanofi in connection with such occupancy after December 31, 2011, then the only portion of such payment or payments that Landlord will be entitled to receive pursuant to the Excess Income provision of the Lease will be that portion that is equal to the Excess Income resulting from the amount of rent that Sanofi would have been required to pay pursuant to the sublease for occupying the Additional Premises as if the term of the sublease had been extended pursuant to its terms or by mutual agreement of Sanofi and Tenant for up to 3 months beyond the expiration of the original term (and not as a result of Sanofi holding over past the term of the sublease). Tenant acknowledges that Landlord’s prior written consent shall be required for any proposed extension of the sublease term other than the one 3-month renewal option set forth in Exhibit B.
Landlord and Tenant agree further that, in addition to the other matters set forth in Section 16(A) of the Lease, it shall be reasonable for Landlord to withhold its consent to a sublease if the rental rate under such sublease is less than $49.00 per square foot of the subleased premises for the term of such sublease. Except as provided above with respect to a sublease to Sanofi, Excess Income, if any, for any sublease of the Additional Premises after January 1, 2012 shall be paid to Landlord in accordance with the terms of the Lease.

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     6. Additional Covenants. Landlord and Tenant agree further that:
          (a) Landlord shall use commercially reasonable efforts promptly after execution of this Third Amendment by Tenant and Landlord to send Archemix the notice of Landlord’s exercise of its right to recapture the Additional Premises from Archemix.
          (b) Following execution of this Third Amendment by Tenant and Landlord and the sending of the notice of recapture as aforesaid, Landlord shall use commercially reasonable efforts to cause Archemix to surrender the Additional Premises to Landlord in accordance with the terms of the Archemix Lease provided, however, that nothing herein shall give require Landlord to commence litigation.
     7. Alnylam Exterior Sign. Subject to the terms and conditions of this Third Amendment and the Lease, Landlord shall allow Tenant to install a sign on the exterior of the Building (the “Alnylam Exterior Sign”) of similar size and in the same location as the current signage installed by Archemix, provided that: (i) plans and specifications for the Alnylam Exterior Sign and its installation shall be submitted to Landlord and must be approved by Landlord prior to installation, (ii) Tenant shall obtain at its sole cost and expense all applicable permits and approvals as may be required for the Alnylam Exterior Sign, (iii) Tenant shall provide copies of all such permits and approvals to Landlord prior to the commencement of any work related to the installation of such Alnylam Exterior Sign, (iv) Tenant shall be responsible at its sole cost and expense for repairing any and all property damage relating to the installation, maintenance and repair of the Alnylam Exterior Sign, (v) the Alnylam Exterior Sign shall at all times comply with all applicable legal requirements, (vi) Tenant shall be responsible at its sole cost and expense for the maintenance and repair necessary to keep the Alnylam Exterior Sign in good and safe condition and repair and in accordance with applicable permits, approvals and legal requirements, (vii) the rights granted hereunder with respect to the Alnylam Exterior Sign shall be personal to Tenant and not assignable to any other party, and (viii) upon the expiration, termination or assignment of the Lease, Tenant shall at its sole cost and expense remove the Alnylam Exterior Sign and repair any property damage relating thereto. Landlord agrees to cooperate with Tenant, at Tenant’s sole cost and expense, in connection with Tenant’s efforts to obtain the permits and approvals required for the Alnylam Exterior Sign. The rights and obligations of Tenant with respect to the Alnylam Exterior Sign shall be in addition to the exterior and interior signage allowed pursuant to the Lease. If Tenant fails to maintain the Alnylam Exterior Sign as required hereunder, Landlord shall have the right to repair or remove the Alnylam Exterior Sign at Tenant’s sole cost and expense.
     8. Ratification of Lease; Effect of Third Amendment. The Lease, as amended by this Third Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Lease, as amended by this Third Amendment, shall continue in full force and effect from and after the date hereof and throughout the Term. This Third Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Third Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect. Tenant acknowledges and agrees that the Lease, as amended by this Third Amendment, is enforceable against Tenant in

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accordance with its terms. The Lease and this Third Amendment shall be construed together as a single instrument. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing signed by the parties hereto.
     9. No Defaults, Counterclaims or Rights of Offset; Release of Landlord. Tenant hereby warrants and represents that, to its knowledge, as of the date of the execution of this Third Amendment by Tenant, there are no defaults under the Lease in respect of Landlord’s performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto. Tenant, for itself, its officers, directors, members, shareholders and their respective legal representatives, successors and assigns, does hereby absolutely and irrevocably waive, remise, release and forever discharge Landlord, its successors, assigns, partners, employees, affiliates, attorneys and agents, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, for items or matters that Tenant could have been aware of or known about, through and including the date of execution and delivery of this Third Amendment in connection with or relating to the Lease or the transactions contemplated hereby. Nothing contained in this paragraph shall be construed to release Tenant from its obligations under the Lease throughout the Term of the Lease (including the Extended Term, if any).
     10. Brokers. Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent in procuring this Third Amendment except for Richards Barry Joyce & Partners (the “Broker”). Tenant and Landlord represent and warrant to each other that, except with respect to the Broker, who represented Tenant, no broker, agent, commission salesperson, or other person has represented it in the negotiations for and procurement of this Third Amendment and of the Additional Premises and that with respect to this Third Amendment no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person. Tenant and Landlord agree to indemnify and hold harmless each other, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in this paragraph.
     11. Successors and Assigns. This Third Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     12. Counterparts. This Third Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first written above.

TENANT:

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Patricia L. Allen

Name:	Patricia L. Allen
Title:	VP, Finance & Treasurer

LANDLORD:

ARE-MA REGION NO. 28, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited liability company, its member

	By:	ARE-QRS Corp., a Maryland corporation, its general partner

		By:	/s/ Jackie Clem

		Name:	Jackie Clem
		Title:	VP Real Estate Legal Affairs

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EXHIBIT A
Drawings Showing First Floor Premises, 2010 Acid Neutralization Room
and 300 SF Chemical Storage Room

Exhibit A

Plan Showing Additional Premises (page 1 of 3)

•300 Third Street • First Floor

North

NOTE

DO NOT SCALE DRAWINGS.

As-Built Drawing
June 19, 2009

LEVEL THIRD FLOOR PLAN

A2.1

Exhibit A

Plan Showing Additional Premises (page 2 of 3)

Chemical Storage Room on Level P-1
BINNEY STREET
Level P-1

K-17

Exhibit A
Plan Showing Additional Premises (page 3 of 3)

P-2
Acid Neutralization
Room on P-2

EXHIBIT B
Letter of Intent for Proposed Sublease
[copy attached]

Exhibit B
(page 1 of 10)
1900 K Street, NW Suite 850 :: Washington, DC 20006 :: main 202.682.8722 :: fax 202.682.8751 : www.jmzell.com
April 29, 2010
Steven M. Purpura
Partner
Richards Barry Joyce & Partners
53 State Street
Boston, MA 02109
Dear Steve:
Thank you all for assisting Zell Partnership, Inc.’s client, sanofi-aventis U.S. Inc. (“s-a”), the prospective subtenant (“Subtenant”), in structuring a potential transaction with your respective clients/firm, Alnylam Pharmaceuticals (“Alnylam”, “Sublandlord”). Sublandlord is a tenant of Alexandria Real Estate Equities, Inc. (“Overlandlord”) at 300 Third Street in Cambridge, Massachusetts (“Building”) pursuant to a lease with Overlandlord (“Prime Lease”) and is entitled to certain rights of first offer with regard to expansion space in the Building. Pursuant to the right of first offer, the Premises shall become part of the space leased by Sublandlord under the Prime Lease and Subtenant shall sublease the Premises from sublandlord pursuant to the terms and conditions of this letter described below.
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 2 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

Each party will indicate its agreement to this letter by executing below.

Building:	300 Third Street Cambridge, MA 02142 Approximately 131,547 rentable square feet total in Building.

Premises:	Approximately 34,014 rentable square feet, comprised of approximately 485 rentable square feet (“rsf”) of storage space located on Level P-1 of the Building (“Storage Space”) and the entire Level 01 of the Building (the “First Floor Premises”), totaling approximately 33,529 rsf.

Term:	Through December 31, 2011.

Use:	The Premises may be utilized for any or all of the following: life science research including wet and dry laboratories, general office and research space and any other uses permitted under the Prime Lease.

Subtenant:	sanofi-aventis U.S. Inc.

Lease Commencement:	Sublandlord shall make reasonable efforts to provide the Premises to Subtenant by October 1, 2010 and shall leave the Premises broom clean, in good order and condition. Sublandlord agrees to use its commercially reasonable efforts to work with Overlandlord
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 3 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

and Archemix to obtain written agreement as to the specific dates for Archemix to vacate the Building, and Sublandlord agrees to negotiate in good faith with Subtenant if Sublandlord reasonably believes that Sublandlord will be able to deliver the Premises on a date that is prior to October 1, 2010.

Time shall be of the essence with regard to the dates provided in this section.

Base Rent:	Rent shall be $49:00 NNN per rentable square foot.

Rent Commencement:	Upon delivery of the Premises.

Operating Expenses, Insurance and Real Estate Taxes:	Subtenant will pay its proportionate share of the actual operating expenses. Subtenant reserves the right to review a projected operating expense budget prior to Sublease execution. The operating expenses are currently projected to be $13.68/rsf for Calendar Year 2010. Subtenant will pay its proportionate share of the real estate taxes. The real estate taxes are estimated to be $9.69/rsf for Fiscal Year 2010.

Subtenant shall be responsible for paying for its utilities and for the cleaning of the Premises. The Premises are separately submetered for electric.

Rental Abatement:	None.
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 4 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

Delivery Condition:	Space will be delivered “as is,” broom clean, and in good order and condition.

Furniture, Fixtures and Equipment:	To be determined prior to sublease execution. Sublandlord shall use its commercially reasonable efforts to obtain the rights for Subtenant to a portion of the existing furniture, fixtures and equipment in the Premises.

Security:	Subtenant shall have the right to install its own security system in the Premises, and Subtenant shall remove or alter such security system at the end of Subtenant’s occupancy of the Premises to the satisfaction of Sublandlord. Sublandlord shall provide Subtenant with Building entry security cards in adequate numbers for all of Subtenant’s employees working in the Premises.

Parking:	During the Term of the sublease, Subtenant shall have the right to lease up to 1.1 spaces per 1,000 rsf in the Building garage. Tenant shall have the right to lease its proportionate share of such spaces pro rata with the delivery of the Premises. These parking spaces shall be on an unassigned, unreserved basis. Parking spaces shall be paid for by Subtenant directly to the Sublandlord, as additional rent, at the then market parking rates (currently $275/ space/month).

Subtenant Improvements:	After delivery of the Premises to Subtenant,
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 5 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

Subtenant may perform its alterations, subject to Sublandlord’s consent, which consent may be withheld in Sublandlord’s reasonable discretion, and the alterations may be performed only by contractors or mechanics approved by Sublandlord in writing and upon the approval by Sublandlord in writing of fully detailed and dimensioned plans and specifications pertaining to the alterations, to be prepared and submitted by Subtenant, at its sole cost and expense.

Sublandlord shall cooperate with Subtenant and make commercially reasonable efforts to assist Subtenant in obtaining the necessary governmental permits for construction of the improvements to the Premises. Additionally, Sublandlord shall reasonably cooperate with Subtenant to obtain any governmental permits required for occupancy. Subject to Sublandlord’s approval of the alterations, Subtenant shall not be required to remove any approved alterations at the expiration of its Sublease Term.

Signage:	Subtenant, at its cost, shall have the right to install standard lobby directory, suite and directional signage.

Loading Dock:	Subtenant shall have the right to utilize the loading dock and freight elevator on the same terms available to Sublandlord, without additional charge. Use shall be coordinated in
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 6 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

a manner consistent with the Overlease.

Assignment & Subletting:	Subtenant may sublease all of the Premises or assign the Sublease to affiliates, subsidiaries or a successor company without Sublandlord’s consent but with prior notice to Sublandlord of any such sublease or assignment and on all other terms and conditions required to be consistent with the Prime Lease, provided that Subtenant shall not be released of any of its liability under the Sublease by virtue of such sublease or assignment.

Renewal Option:	Subtenant shall have one (l), three (3) month renewal option for the Premises under the same terms and conditions as this letter of intent, exercisable upon no more than six (6) months and no less than three (3) months prior written notice Such Renewal Option is subject to the approval of Sublandlord of which approval or denial will be given within ten (10) business days of Sublandlord’s receipt of Subtenant’s renewal notice.

Security Deposit:	None

Compliance with laws and regulations:	Sublandlord represents and covenants that, to the best of its knowledge, the Premises is not in violation of any applicable governmental laws, ordinances and regulations.

Quiet Enjoyment:	Sublandlord covenants that if the Subtenant
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 7 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

performs its obligations under the Sublease, then the Subtenant shall quietly enjoy and occupy the full possession of the Premises without molestation or hindrance by Sublandlord or any party claiming through Sublandlord.

Environmental Conditions:	Subtenant understands that the current tenant in the Premises, Archemix, will be decommissioning and vacating the Premises in accordance with the requirements of its lease with Overlandlord and applicable law. Sublandlord shall make reasonable efforts to obtain from Archemix and the Overlandlord and provide to Tenant written documentation from third party vendors of all methods employed and analytical results regarding the decontamination of fume hoods/ventilation enclosures, lab benches/countertops and sink traps, vivarium areas, chemical storage cabinets/areas, and any other area/apparatus that may have contained hazardous substances. Sublandlord shall disclose to Subtenant any violations of law or the presence of hazardous materials in the Premises of which it has knowledge. Subtenant shall have no liability for any environmental condition or violation of law that exists in the Premises as of the Lease Commencement Date.

Brokerage:	Louis W. Kluger, Senior Vice President of Zell Partnership, Inc. is a Licensed real estate
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 8 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

brokerage in the Commonwealth of Massachusetts. Louis Kluger of Zell Partnership, Inc. as broker and JM Zell Partners, Ltd. as consultant, are acting as agent for Subtenant in this transaction, with a fiduciary duty solely to Subtenant. Louis W. Kluger is to be paid a market commission by Sublandlord per separate agreement. Louis W. Kluger, Zell Partnership, Inc. and JM Zell Partners, Ltd. are not acting as agent for Sublandlord in this transaction.

Non-Disclosure:	This proposal and all discussions related thereto shall be held in confidence by Sublandlord and will not be discussed with third parties except on an “as needed” basis (e.g., attorneys, lenders).

Despite the non-binding nature of this letter of intent, the parties agree to negotiate in good faith to incorporate the terms of this letter of intent into the Sublease between Sublandlord and Subtenant.

Exclusivity:	Following full execution of the letter of intent (“Effective Date”), Sublandlord agrees not to enter into any negotiations or agreements with any third party regarding the sublease or assignment of the Premises or any part thereof until the earlier of: (1) thirty (30) days after the Effective Date, (2) cessation of negotiations of a sublease between Sublandlord and Subtenant, and (3) the execution of a sublease.
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 9 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

This letter of intent is non-binding and not intended to be contractual in nature or create any opportunity for good faith bargaining. Neither Subtenant nor Sublandlord shall have an obligation to sublease the subject space or be bound in any other manner (other than as indicated in this letter) unless and until a written sublease in form and substance satisfactory to Subtenant and Sublandlord has been prepared and executed.
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

Exhibit B
(page 10 of 10)
Letter of Interest: 300 Third Street
April 29, 2010

If this letter of intent is acceptable to Sublandlord, please sign where indicated below and return one original of this document to my attention. This letter may be executed in counterparts, which taken together shall constitute one complete whole. This letter of intent shall be null and void and of no further force and effect after 3pm Washington, DC time on April 30, 2010. We look forward to hearing from you prior to such date.
If you have any questions, please do not hesitate to call.
Sincerely,

Louis W. Kluger, CRE
Senior Vice-President
Zell Partnership, Inc.

cc: sanofi-aventis U.S. Inc.
AGREED & ACCEPTED BY:
ALNYLAM PHARMACEUTICALS

Name:	/s/ Patricia L. Allen

Title:	VP, Finance & Treasurer
Date: 4/29/10
This letter/proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered to the parties. The parties agree that this letter/proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease/purchase and sale agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.